                                                                   EXHIBIT 10.20














                                LICENSE AGREEMENT

                                TABLE OF CONTENTS

                                                                                                               PAGE



DEFINITIONS......................................................................................................1

1.       GRANT OF LICENSE........................................................................................2

2.       TERM OF AGREEMENT.......................................................................................2

3.       LICENSE FEE.............................................................................................2

4.       QUALITY CONTROL, NOTICES, APPROVAL AND SAMPLES..........................................................2

5.       APPROVAL................................................................................................3

6.       FAILURE TO MAINTAIN QUALITY.............................................................................3

7.       USE OF LICENSED MARKS...................................................................................4

8.       OWNERSHIP OF RIGHTS.....................................................................................4

9.       MAINTENANCE OF THE REGISTERED LICENSED MARKS............................................................5

10.      ENFORCEMENT AND MAINTENANCE OF THE LICENSED MARKS.......................................................5

11.      THIRD PARTY INFRINGEMENT................................................................................5

12.      TERMINATION.............................................................................................5

13.      OBLIGATIONS AFTER TERMINATION...........................................................................5

14.      TRADEMARK VALIDITY......................................................................................6

15.      ASSIGNMENT..............................................................................................6

16.      INDEMNIFICATION.........................................................................................6

17.      REMEDIES................................................................................................7

18.      REPRESENTATIONS AND WARRANTIES OF LICENSOR..............................................................7

19.      REPRESENTATIONS AND WARRANTIES OF LICENSEE..............................................................7

20.      SURVIVAL................................................................................................8

21.      WAIVERS.................................................................................................8

22.      NOTICES.................................................................................................8

23.      SEVERABILITY............................................................................................9

24.      GOVERNING LAW..........................................................................................10

25.      INTEGRATED AGREEMENT/INTERPRETATION....................................................................10

26.      EXHIBIT G..............................................................................................10

                                LICENSE AGREEMENT



         THIS AGREEMENT, entered into as of the 31st day of March, 1991, is made by and between TPI Holdings, Inc., a Delaware corporation with offices at 1400 Lake Hearn Drive, NE, Atlanta, Georgia 30319, (hereinafter "Licensor") and Trader Publishing Company, a joint venture formed under the Uniform Partnership Act of Virginia with offices at 100 West Plume Street, Norfolk, Virginia 23510 (hereinafter "Licensee"). Licensor and Licensee are hereinafter collectively called the "Parties".

                                  WITNESSETH:

         WHEREAS, Licensor is the exclusive United States owner of certain trademarks, service marks, trade names, service names, logos, slogans, assumed names, identifications, designs, symbols, copyrights, and all goodwill associated therewith (collectively the "Marks").

         WHEREAS, Licensee is a joint venture composed of the parties identified on Exhibit A, created as a result of a Joint Venture Agreement of Trader Publishing Company dated March 31, 1991, which continues until December 31, 2041.

         WHEREAS, Licensee desires an exclusive license to use one or more of Licensor's Marks by itself and through its subsidiary, Trader Publishing Holding Company, a Virginia general partnership, in connection with its business and to use the element TRADER as part of its name and its subsidiary's name.

         WHEREAS, Licensor agrees to license certain Marks subject to the provisions and restrictions contained herein.

         NOW, THEREFORE, in consideration of the mutual promises and obligations in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                              TERMS AND CONDITIONS

DEFINITIONS

         The following terms used in this Agreement shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the following respective meanings:

         "Licensed Mark(s)" means Licensor's Mark(s) as identified in Exhibit B as well as any new marks hereinafter developed by Licensor or Licensee which includes the element TRADER.

         "Licensed Goods and Services" means (1) the production, distribution and/or sale of photo guide and general merchandise classified advertising publications; (2) the conduct of other publishing activities that substantially benefit from the Licensee's distribution system and nationwide sales organization; (3) carrying on any and all activities related or incidental thereto, including electronic publishing; and (4) any goods or services that Licensor may subsequently agree to include.

         "Effective Date" refers to March 31, 1991.

         "Joint Venture Agreement" means the Joint Venture Agreement of Trader Publishing Company, entered into by and among the parties listed on Exhibit C on March 31, 1991.

         "Contribution Agreement" mean the Contribution Agreement, entered into by and among the parties listed on Exhibit D.

1.       GRANT OF LICENSE

         With the exception of the rights stemming from the agreements set forth in Exhibit E, Licensor grants Licensee and its subsidiaries, under the terms of this Agreement, an exclusive worldwide license to use the Licensed Marks in connection with the Licensed Goods and Services and to use TRADER as part of its name and its subsidiaries' name. Licensor acknowledges Licensee may use the Licensed Marks through its subsidiary, Trader Publishing Holding Company and such other subsidiaries as Licensee may have from time to time and that any such use will be governed by this Agreement. Except as otherwise contemplated by
Section 15 and except for those agreements listed on Exhibit E, Licensor may not enter into any other license agreements without Licensee's prior written consent. All rights not specifically granted Licensee under this license are reserved to Licensor.

2.       TERM OF AGREEMENT

         This Agreement shall commence on the Effective Date and shall continue until December 31, 2041, unless terminated in accordance with the provisions of
Section 12.

3.       LICENSE FEE

         Upon the execution of this Agreement, Licensee shall pay Licensor a license fee in the amount of $10.00.

4.       QUALITY CONTROL, NOTICES, APPROVAL AND SAMPLES

         4.1 The quality of any printed materials, including any publication, bearing any Licensed Mark shall be of the same high quality as similar materials presently distributed or sold by Licensee or Licensee's immediate predecessors using the Licensed marks unless Licensor specifies otherwise, and the printed materials shall conform to all applicable federal and state laws and regulations.

         4.2 When any Licensed Mark is used as the title of any publication, the Licensed Mark shall appear in a BOLTA type face. Licensee shall produce the cover page of each publication bearing any Licensed Mark in accordance with Licensor's specifications which shall include but not be limited to the content of the cover of each publication, the logos used and the type and style of any logo. Other pages will also be consistent with any other production standard or further specifications reasonably established by Licensor. Unless otherwise agreed to by the

Parties, the masthead of each publication bearing the AUTO TRADER mark shall display the trade dress and logo substantially similar to that displayed in Exhibit F.

         4.3 Licensee recognizes that maintenance of the highest standard of quality is essential to preserving the reputation of the Licensed Marks and the associated goodwill. For that purpose, prior to any use, sale, publication or distribution to the public of any publication or promotional or advertising material bearing any of the Licensed Marks, Licensee shall supply Licensor with a sample of such materials. Licensor shall review the sample and within ten (10) days of receipt notify Licensee of any objection to said use. Unless such objection is made within the time specified, the sample will be deemed approved. All publications distributed immediately prior to the execution of this Agreement by Licensee or Licensee's immediate predecessors using the Licensed Marks will be considered approved for these purposes. Once Licensor's approval has been afforded a use, Licensee shall not use the Licensed Mark or permit others acting under its authority to use the Licensed Mark on any publication or advertising material of a substantially lesser quality or in a substantially different manner, style, or fashion unless the modified use is presented to Licensor and Licensor does not object to such use within ten (10) days of receipt of such request.

         4.4 Prior to the use of any Licensed Mark in connection with any services or goods other than those authorized in this Agreement, Licensee shall supply Licensor with a description of such services or goods. Upon receipt of such description, Licensor shall have ten (10) days to object to the use of the Licensed Marks in connection with the specified services or goods. If no objection is received from Licensor within such period, the use will be deemed approved.

         4.5 To ensure that standards of quality as reflected in the approved samples are being maintained, Licensor or its duly authorized representatives have the right to enter and inspect the premises of Licensee during reasonable hours and upon reasonable notice during the term of this Agreement and during the time provided for disposition of any materials bearing the Licensed Marks following termination of the Agreement. From time to time, at the request of Licensor, Licensee shall submit to Licensor samples of advertising or promotional materials bearing the Licensed Marks so Licensor may determine compliance with the terms of this Agreement or submit such samples to any government body to apply to register or maintain any of the registrations for the Licensed Marks.

5.       APPROVAL

         Any approval that must be obtained from Licensor under this Agreement shall not be unreasonably withheld.

6.       FAILURE TO MAINTAIN QUALITY

         Licensor shall notify Licensee in writing of any observed (a) failure by Licensee to maintain the required quality of any of the Licensed Goods or Services used in connection with the Licensed Marks, or (b) use by Licensee of the Licensed Marks in a manner that is inconsistent with this Agreement. Licensee shall commence and diligently prosecute reasonable efforts to correct any said failure.

7.       USE OF LICENSED MARKS

         7.1 Licensee agrees that it will not materially alter, modify, dilute or otherwise misuse any of the Licensed Marks or do anything which would materially adversely affect the validity or value of any of the Licensed Marks, and the goodwill related thereto, or bring them into disrepute.

         7.2 Licensee agrees to use the Licensed marks by displaying only lettering styles, designs, and other indicia that are substantially similar to those in use upon execution of this Agreement or which have been approved by Licensor if substantially different from what is in use upon execution of this Agreement.

         7.3 Licensee agrees to include on all printed material bearing the Licensed Marks, all appropriate trademark notices as reasonably required by Licensor.

         7.4 Licensee agrees to use the Licensed Marks only as permitted by law and this license.

         7.5 If local laws require that Licensee file an affidavit or other registration or notice of conducting business under a fictitious name or trade name, the Licensee shall state in such filing or affidavit, whether or not the form requests, that the same is made "as a licensee of TPI Holdings, Inc." and not as the owner of the fictitious name or trade name.

8.       OWNERSHIP OF RIGHTS

         8.1 Licensee recognizes the value of the publicity and goodwill associated with the Licensed Marks and acknowledges that such goodwill belongs exclusively to Licensor.

         8.2 Licensee acknowledges Licensor's exclusive right, title and interest in and to the Licensed marks and the goodwill associated therewith, and that the Licensed Marks are the sole property of Licensor. Licensee agrees it will not represent that it has any ownership in the Licensed Marks, or in any registration of the same, and will not knowingly in any way do or cause to be done any act or thing contesting or in any way impairing any part of such right, title and interest. Except as to any rights Licensee has under agreements with prior owners of the Licensed Marks providing for the use of the Licensed Marks, Licensee agrees that its right to use the Licensed marks derives solely from this Agreement, and such right is limited to the license granted herein and that its use of the Licensed Marks inures solely to the benefit of Licensor. Licensee agrees not to register or attempt to register, in any jurisdiction, any of the Licensed Marks.

         8.3 During the term of this agreement, should Licensee assert ownership in any of the Licensed Marks, Licensee shall, upon the request of Licensor, transfer or assign to Licensor or a Licensor designee, as Licensor shall elect, all right, title, and interest, including the goodwill associated therewith, which it asserts in such trademark, service mark, trade name, service name, logo, slogan, assumed name, identification, design or symbol, including any registrations or pending applications.

         8.4 The Parties will comply with each other's reasonable requirements concerning confidentiality of information.

9.       MAINTENANCE OF THE REGISTERED LICENSED MARKS

         Licensor shall maintain the Licensed Marks listed in Exhibit B as registered marks in the U.S. Patent and Trademark Office and at the respective state Trademark Offices as long as such registrations may be supported in Licensor's good faith judgment. Licensee shall provide full cooperation in connection with the maintenance of the registered Licensed Marks.

10.      ENFORCEMENT AND MAINTENANCE OF THE LICENSED MARKS

         All reasonable costs and expenses associated with enforcing, maintaining, or protecting the Licensed Marks shall be borne by Licensor, or Licensee at Licensor's request.

11.      THIRD PARTY INFRINGEMENT

         Licensee shall promptly notify Licensor of any infringement or potential infringement, passing off, or any violation of any of the Licensed Marks or challenge to or claim by any person to the Licensed Marks. If Licensor is made aware of an infringement, potential infringement, passing off, or any violation of any of the Licensed Marks, or challenge to or claim by any person to the Licensed Marks, Licensor will in good faith determine whether to institute legal proceedings involving such matters. Should Licensor determine to institute legal proceedings, Licensor will also determine, between Licensor and Licensee, who will bear the reasonable costs therefor. Licensor will extend its full cooperation to Licensee in all such matters and Licensee will extend its full cooperation to Licensor in all such matters. Notwithstanding who bears the cost for such matters, Licensee will not settle any dispute or proceedings without the express written approval of Licensor.

12.      TERMINATION

         12.1 Except as otherwise provided herein, this Agreement shall terminate automatically at the end of the term specified in Section 2.

         12.2 Licensor may also terminate this Agreement if Licensee fails to substantially maintain the quality of the Licensed Marks and does not correct such material failure over a significant period of time.

13.      OBLIGATIONS AFTER TERMINATION

         In the event of cancellation or termination of this Agreement pursuant to Section 12, Licensee shall discontinue immediate use of the Licensed Marks in any manner and promptly return to Licensor or otherwise dispose, at Licensor's instruction, all materials bearing any of the Licensed Marks.

14.      TRADEMARK VALIDITY

         During the term of this Agreement and for a period of ten years thereafter, Licensee agrees not to raise or cause to be raised any question concerning or objection to the validity or enforceability of any of the Licensed Marks or the rights of Licensor thereto on any grounds whatsoever in any jurisdiction, in any court of law or before any state or federal agency, including but not limited to the U.S. Patent and Trademark Office.

15.      ASSIGNMENT

         The rights granted herein shall be assignable and subassignable provided the assignee or subassignee assumes all obligations under this Agreement. Licensor further agrees to grant new licenses to transferees of all or substantially all of the assets of any of Licensee's business units upon terms and conditions reasonably satisfactory to Licensee and Licensor.

16.      INDEMNIFICATION

         16.1 Licensee shall indemnify and hold harmless Licensor from any and all liabilities, costs, expenses, including reasonable attorneys' fees, claims, losses, fees, damages, judgments, obligations, demands, actions, suits, or proceedings actually incurred by Licensor (i) based upon or arising out of Licensee's use of any of the Licensed Marks, or (ii) due to the breach of any warranties, representations, or covenants contained in this Agreement by Licensee or arising out of the publication of any advertisement contained in a publication bearing any of the Licensed Marks. If Licensor so requests, Licensee shall undertake to conduct the defense of any such claim or suit at its own expense; provided, however, that Licensor have the option to participate in, or undertake any litigation involving any of the Licensed Marks through counsel of its own selection, at its own expense. No settlement or compromise of any claim shall be agreed to or entered into without the prior written consent of Licensor.

         16.2 Licensor shall indemnify and hold harmless Licensee from any and all liabilities, costs, expenses, including reasonable attorneys' fees, claims, losses, fees, damages, judgments, obligations, demands, actions, suits, or proceedings actually incurred by Licensee due to the breach of any warranties, representations, or covenants contained in this Agreement by Licensor. If Licensee so requests, Licensor shall undertake to conduct the defense of any such claim or suit at its own expense. No settlement or compromise of any claim shall be agreed to or entered into without the prior written consent of Licensee.

         16.3 Notwithstanding anything contained herein to the contrary, the indemnification provided for in Section 16.1 shall apply only if and to the extent that the amount of all Losses (as defined in the Contribution Agreement) of the members of the Cox Group (as defined in the Contribution Agreement), in the aggregate, exceed Two Hundred Fifty Thousand Dollars ($250,000).

         16.4 Notwithstanding anything contained herein to the contrary, the indemnification provided for in Section 16.2 shall apply only if and to the extent that the amount of all Losses (as defined in the Contribution Agreement) of the members of the Landmark Group (as defined in the Contribution Agreement), in the aggregate, exceed Two Hundred Fifty Thousand Dollars ($250,000).

17.      REMEDIES

         Licensee acknowledges that breach by it of the provisions of this Agreement cannot be reasonably or adequately compensated by money damages in an action at law; and a breach of any of the provisions contained in this Agreement will cause Licensor irreparable injury and damage. Licensee agrees that Licensor shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of this Agreement.

18.      REPRESENTATIONS AND WARRANTIES OF LICENSOR

         Licensor represents and warrants to Licensee as follows:

         18.1 Licensor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

         18.2 Licensor has the full legal right and power and authority required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of Licensor enforceable in accordance with its terms.

         18.3 Licensor is the owner of the Licensed Marks free and clear of all liens and encumbrances, except as set forth in Exhibit E, and has all necessary right, title, and interest in and to the Licensed Marks to permit the grant of all rights and licenses conferred herein.

19.      REPRESENTATIONS AND WARRANTIES OF LICENSEE

         Licensee represents and warrants to Licensor as follows:

         19.1 Licensee is a joint venture duly organized, validly existing and in good standing under the laws of its jurisdiction of creation and has the necessary power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

         19.2 Licensee has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of Licensee enforceable in accordance with its terms.

20.      SURVIVAL

         All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant hereto shall survive the execution and delivery of this agreement and the consummation of the transactions contemplated hereby.

21.      WAIVERS

         The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

22.      NOTICES

         Unless otherwise specified herein, all notices, requests and other communications to any party hereunder shall be in writing (including telexes, telecopies, facsimile transmissions, and similar writings) and shall be given to such party at its address, telecopier or facsimile number set forth below or such other address, telecopier facsimile number as such party may hereafter specify for that purpose by notice to the other party.


                                  (a)      to the Licensor as follows:

                                           TPI Holdings, Inc.
                                           Attn:  President
                                           1400 Lake Hearn Drive, NE
                                           Atlanta, Georgia  30319

                                           And Copy to:

                                           Mr. James A. Hatcher
                                           Secretary and General Counsel
                                           Cox Enterprises, Inc.
                                           1400 Lake Hearn Drive, NE
                                           Atlanta, Georgia  30319

                                  (b)      to the Licensee as follows:

                                           Trader Publishing Company
                                           Chief Executive Officer
                                           100 W. Plume Street
                                           Norfolk, Virginia  23510

                                           With a Copy to:

                                           Mr. Richard F. Barry, III
                                           Vice Chairman
                                           Landmark Communications, Inc.
                                           150 W. Brambleton Avenue
                                           Norfolk, Virginia 23510
                                           and:

                                           Ms. Becky A. Powhatan
                                           Corporate Counsel
                                           Landmark Communications, Inc.
                                           150 West Brambleton Avenue
                                           Norfolk, Virginia  23510

                                           With an additional copy to:

                                           Mr. David E. Easterly
                                           President
                                           Cox Newspapers
                                           1400 Lake Hearn Drive, NE
                                           Atlanta, Georgia  30319

                                           and:

                                           Mr. James A. Hatcher
                                           Secretary and General Counsel
                                           Cox Enterprises, Inc.
                                           1400 Lake Hearn Drive, NE
                                           Atlanta, Georgia  30319


         Each such notice, request or other communication shall be effective (a) if given by telecopier facsimile, when such telecommunication is transmitted and confirmation of receipt obtained, (b) if given by mail, five days after such communication is deposited in the mails with first class postage prepaid, addressed as foresaid, or (c) if given by any other means, when delivered at the address specified in this Section.

23.      SEVERABILITY

         In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof should be held to be unenforceable, in conflict with the law of any jurisdiction where its enforcement is sought, or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

24.      GOVERNING LAW

         This Agreement and the rights, obligations and liabilities of the Parties hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

25.      INTEGRATED AGREEMENT/INTERPRETATION

         This Agreement and the exhibits and schedules to this Agreement, and the Contribution Agreement and the exhibits and schedules thereto, embody the entire agreement and understanding between the Parties with regard to the subject matter hereof and may be altered or amended only in a writing executed by authorized agents of the Parties. As used herein, the word "or" shall be interpreted to have both its conjunctive and disjunctive meanings wherever possible. The paragraph titles are intended solely for convenience and shall in no event affect or be used in connection with the interpretation of this Agreement. This Agreement shall not be construed more strictly against one party than the other by virtue of the fact that it may have been prepared by counsel for one of the Parties.

26.      EXHIBIT G


         Exhibit G attached hereto is a copy of a letter dated November 2, 1990 from attorneys to Photo Ad, Inc. to a licensee of Licensor.

         IN WITNESS WHEREOF, the undersigned Parties have executed this Agreement by their duly authorized representatives on the day and year first above written.


                                   LICENSOR:

                                   TPI HOLDINGS, INC.


                                   By: /s/ William B. Disbrow
                                       -----------------------------------
                                        William B. Disbrow
                                        Vice President

                                   LICENSEE:

                                   TRADER PUBLISHING COMPANY

                                   By:  TPI, INC.
                                        General Partner

                                        By: /s/ William B. Disbrow
                                            ------------------------------
                                            William B. Disbrow
                                            Vice President

                                   By:  LTM COMPANY, General Partner

                                   By:  LANDMARK TARGET MEDIA PROPERTIES, INC.
                                        General Partner

                                        By: /s/ Becky A. Powhatan
                                            ------------------------------
                                            Becky A. Powhatan
                                            Vice President

                                   By:  LTM HOLDINGS, INC.
                                        General Partner

                                        By: /s/ Becky A. Powhatan
                                            ------------------------------
                                            Becky A. Powhatan
                                            Vice President

         TAB      EXHIBITS TO LICENSE AGREEMENT


         A        Joint Venturers Composing Licensee


         B        Licensed Marks


         C List of Signatory Parties to the Joint Venture Agreement of Trader Publishing Company


         D        Signatory Parties to the Contribution Agreement


         E        Exceptions to Exclusive License


         F        AUTO TRADER Logo/Trade Dress


         G        Third Party Dispute